SILLENGER EXPLORATION CORP.

Sillenger Appoints New Director to Board

TORONTO, Ontario – December 1, 2010 – (Marketwire) – Sillenger Exploration Corp. (“Sillenger”) (OTCQB: SLGX), is pleased to announce the appointment of Mr. Michel Ghostine to the Board of Directors of Sillenger Exploration Corp.

Mr. Ghostine, born in Togo, has over 18 years of business experience in Africa, Europe and the Middle East. Most recently, Mr. Ghostine has acted as representative and advisor to FCMI Global Inc, which conducts negotiations with African governments on behalf of Sillenger. Mr. Ghostine has served as advisor to senior government leaders in many African countries, and has represented companies seeking business opportunities in Africa. Mr. Ghostine’s strengths align perfectly with Sillenger’s role in enabling developing countries to promote private sector growth, and establishing the foundations for a diversified economy, and more importantly, economic independence.  “Mr. Ghostine’s knowledge, experience, and guidance in Africa will be invaluable as we continue to establish our presence on the Continent” stated Mr. John Gillespie, President of Sillenger Exploration Corp.

About Sillenger Exploration Corp.

Sillenger is a natural resource development company dedicated to bringing a progressive, creative and proprietary approach to natural resource exploration.

The Sillenger CLP Claims Licensing Program® is a turnkey process used in partnership with Governments to improve the way their natural resources are managed. The Company’s Government partners provide a “fast-track” to expediting all necessary permits, licenses, legal, and other bureaucratic documentation and procedures that exploration and extraction companies would require in order to begin their work programs in these countries.

Forward-Looking Statements

Information in this press release may contain 'forward-looking statements.' Statements describing objectives or goals or Sillenger Exploration Corp.'s future plans are also forward-looking statements and are subject to risks and uncertainties, including the financial performance of Sillenger Exploration Corp. and market valuations of its stock, which could cause actual results to differ materially from those anticipated. Forward-looking statements in this news release are made pursuant to the 'Safe Harbor' provisions of the United States Private Securities Litigation Reform Act of 1995.

Contact:

Sillenger Exploration Corp
Email: info@sillenger.com
Website: http://www.sillenger.com